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                                                                      EXHIBIT 24




                                     FORM OF
                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Jefferson-Pilot Corporation, a North Carolina holding company, does hereby constitute and appoint John D. Hopkins, Robert A. Reed, Richard T. Stange, and Andrea H. Fox, and each of them (with full power of substitution to appoint any Senior Officer, Vice President, Secretary or Assistant Secretary of the Company) as his or her true and lawful attorney and agent, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing of the annual report for the year 2001 or any later year on Form 10-K, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer and/or director of the said corporation to any such Form 10-K or to any amendment thereto filed with the Securities and Exchange Commission and to any instrument or document filed as part of, as an exhibit to or in connection with, said Form 10-K; and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent (or the substitute) shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents.






         (SEAL)
                                             -----------------------------------
                                             Name:
                                             Date: February 11, 2002



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